SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 15, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                            STEAKHOUSE PARTNERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                     0-23739                     94-3248672
   (STATE OR OTHER               (COMMISSION                  (IRS EMPLOYER
   JURISDICTION OF               FILE NUMBER)               IDENTIFICATION NO.)
  INCORPORATION OR
    ORGANIZATION)

                             10200 WILLOW CREEK ROAD
                               SAN DIEGO, CA 92131
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 689-2333


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On February 15, 2002, Steakhouse Partners, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") (Case No. RS-02-12648-MG). On February 19, 2002, the Company's wholly-owned subsidiary, Paragon Steakhouse Restaurants, Inc., and its subsidiaries Paragon of Nevada, Paragon of Michigan and Paragon of Wisconsin also filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the Company and its subsidiaries, collectively, the "Debtors"). The Debtors will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On February 19, 2002, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

ITEM 5.  OTHER EVENTS.

         On February 14, 2002, the Company's Board of Directors eliminated the position of Chief Executive Officer which had been held by Mr. Richard M. Lee. Mr. Lee continues to serve as Chairman of the Board and Mr. Hiram J. Woo continues to serve as President of the Company, responsible for the day-to-day operations of the business.

         Effective February 1, 2002, Mr. Mark K. Goudge resigned his position as a member of the Company's Board of Directors and its Audit and Compensation Committees. Mr. Goudge cited personal reasons for his resignation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C) EXHIBITS.

         99.1     Press Release of Steakhouse Partners, Inc.
                  dated February 19, 2002.


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                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                     STEAKHOUSE PARTNERS, INC.


Dated: February 20, 2002             By: /s/ Hiram J. Woo
                                     ---------------------------------------
                                        Hiram J. Woo
                                        President


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                             EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION

 99.1       Press Release of Steakhouse Partners, Inc. dated February 19, 2002.